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                                                                    Exhibit 3.11

                                                                          [LOGO]

                                STATE OF VERMONT

                          OFFICE OF SECRETARY OF STATE

     I, DEBORAH L. MARKOWITZ, SECRETARY OF STATE OF THE STATE OF VERMONT, DO HEREBY CERTIFY THAT THE ATTACHED IS A TRUE COPY OF


                             ARTICLES OF ASSOCIATION


                                       FOR


                         BRISTOL WASTE MANAGEMENT, INC.


                                                JUNE 7, 2002

                                                GIVEN UNDER MY HAND AND THE SEAL
                                                OF THE STATE OF VERMONT, AT
                                                MONTPELIER, THE STATE CAPITAL


                                                /s/ Deborah L. Markowitz


                                                DEBORAH L. MARKOWITZ
                                                SECRETARY OF STATE

[SEAL]

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                                   No. V-47755

                             ARTICLES OF ASSOCIATION

                                     OF THE

                         BRISTOL WASTE MANAGEMENT, INC.


                                STATE OF VERMONT

                           Secretary of State's Office

                                Filed May 31 1990

                                  /s/ [ILLEGIBLE]
                          -----------------------------
                                     Secretary of State

01260001

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                             ARTICLES OF ASSOCIATION

The name of the corporation shall be Bristol Waste Management, Inc.

The initial registered agent shall be Harry R. Ryan, III Esquire
                                      ------------------------------------------
                       (NOTE:  A Corporation CANNOT be its own registered agent)

with registered office at Post Office Box 310, Rutland, Vermont 05702

The corporation shall be located at Post Office Box 866, Rutland, Vermont 05702

The operating year shall be? Calendar December 31     Fiscal
                                      ------------------------------------------
                                       (Dec. 31)              (Month-day)

IF A FISCAL YEAR ENDING IS NOT SPECIFIED, THE CALENDAR YEAR ENDING DECEMBER 31ST SHALL BE DESIGNATED AS YOUR FISCAL YEAR ENDING.

The period of duration shall be (if perpetual so state) Perpetual

Please check appropriate box:

          /X/  Vermont General Corporation (T. 11, Ch. 17)

          / /  Vermont Professional Corporation (T. 11, Ch. 3)

          / /  Vermont Non-Profit Corporation (T. 11, Ch. 19)

          / /  Worker Cooperative (T. 11, Ch. 8)

          / /  Cooperative Marketing Act (T. 11, Ch. 7)

This corporation is organized for the purpose of: Owning and operating a landfill located in the Town of Bristol, Vermont, and any other activity associated therewith or necessary thereto.

Here set our purpose clearly and briefly, using separate paragraphs to cover each separate purpose.

EACH VERMONT CORPORATION MUST FILE AN ANNUAL REPORT WITHIN TWO AND ONE HALF (2 1/2) MONTHS AFTER THE EXPIRATION OF ITS FISCAL YEAR ENDING.

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The following information regarding shares must be completed by business corporations. NON-PROFIT CORPORATIONS CANNOT HAVE SHARES.

The aggregate number of shares the corporation shall have authority to issue is ______________ shares preferred, with a par value of (if no par value, so state) 100 shares, common, with a par value of (if no par value, so state) No par value

If preferred shares are provided for, state here briefly the terms of preference.

If shares are to be divided into classes or series, state here the designations, preferences, limitations, and relative rights of each class or series.

DIRECTORS:     Business corporations with three or more shareholders must have at least three directors. If there are fewer than three shareholders, the number of directors may be equal to, BUT NOT LESS THAN, the number of shareholders.

Non-profit corporations must have at least three directors.

The initial board of directors shall have 2 members with the following serving as directors until their successors be elected and qualify:

HAVING NAMED FEWER THAN THREE DIRECTORS I HEREBY STATE THAT THE NUMBER OF SHAREHOLDERS DOES NOT EXCEED THE NUMBER OF DIRECTORS.


    DIRECTORS:                 POST OFFICE ADDRESS

John W. Casella    P.O. Box 866, Rutland, Vermont 05702

Douglas Casella    P.O. Box 866, Rutland, Vermont 05702


Dated at Rutland in the County of Rutland this 24th day of May 1990.

    INCORPORATORS             POST OFFICE ADDRESS

/s/ John W. Casella
-------------------------------------------------------
John W. Casella    P.O. Box 866, Rutland, Vermont 05702

/s/ Douglas Casella
-------------------------------------------------------
Douglas Casella    P.O. Box 866, Rutland, Vermont 05702

NAMES MUST BE PRINTED OR TYPED UNDER ALL SIGNATURES, NO. 101 ACTS OF 1965.

IN ADDITION TO ALL THE PRECEDING INFORMATION VERMONT PROFESSIONAL CORPORATIONS MUST COMPLETE THE CERTIFICATE ON THE LAST PAGE OF THIS APPLICATION.